Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Watermark Lodging Trust, Inc. of our report dated March 12, 2020 relating to the financial statements and financial statement schedules, which appears in Carey Watermark Investors 2 Incorporated's Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
New York, NY
November 24, 2020